UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2018

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	Zip Code

(832) 308-4000

(Registrant’s telephone number, including area code)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Cardtronics plc (the “Company”) operates in several countries, including the United Kingdom, where it operates approximately 20,000 ATMs.  Interchange rates for ATMs in the U.K. are primarily set by LINK, the U.K.’s major interbank network. In October 2017, it was decided that an independent board of LINK (“LINK Board”) would be responsible for setting interchange rates going forward. On November 1, 2017, the LINK Board announced that it had reached some tentative recommendations, subject to further comment by the LINK members. The LINK Board proposal recommended to reduce interchange rates by approximately 5% per year, and in the aggregate, approximately 20% over a four year period. In January 2018, the LINK Board confirmed its plans for the annual 5% phased rate reductions, with the first rate decrease commencing in July 2018 and the second scheduled decrease set for January 1, 2019. The third and fourth rate decreases would be in annual increments thereafter.

On July 16, 2018, LINK announced that it would cancel the planned third interchange rate decrease, previously scheduled to occur in January 2020, and would suspend the fourth rate decrease, pending further review next year.

As described in the Company’s Form 10-Q, filed on November 2, 2017, the Company had estimated that each 5% rate decrease in the LINK interchange rate, if applied to estimated transaction volumes for the full year of 2017, would adversely impact the Company’s reported income from operations by approximately $15 million. Based on updated transaction volumes and currency exchange rates, the Company believes that impact to be slightly less than this amount, approximately $12-13 million per 5% rate reduction, prior to any potential cost offsets the Company may be able to achieve.

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including those statements regarding the Company’s outlook and impact the LINK Board announcement, and are intended to be covered by the safe harbor provisions thereof. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company, including the impact of the LINK Board announcement, and there can be no assurance that future developments affecting the Company could be anticipated. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. For additional information regarding known material factors that could cause the Company’s actual results to differ see the risk factors described in Item 1A of the Company’s 2017 Form 10-K, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this release, which speak only as of the date of the release. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ Gary W. Ferrera
Gary W. Ferrera
Chief Financial Officer
July 16, 2018